UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): April 8, 2021

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, Diamond Offshore Drilling, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary cases (collectively, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) and filed the Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates with the Bankruptcy Court.

On February 26, 2021, the Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates, Docket No. 1065, with the Bankruptcy Court (the “Plan”).

On March 23, 2021, the Debtors filed the Plan Supplement for Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates, Docket No. 1157, with the Bankruptcy Court (as may be later amended or supplemented, the “Plan Supplement”).

On April 6, 2021, the Debtors filed the Amended Plan Supplement for Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates, Docket No. 1210, with the Bankruptcy Court.

On April 8, 2021, the Bankruptcy Court entered an order, Docket No. 1231 (the “Confirmation Order”), confirming the Plan. The following is a summary of the material terms of the Plan as approved and confirmed by the Bankruptcy Court. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein.

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•

other than the Administrative Claims and Priority Tax Claims, the Claims against and Interests in the Debtors have been classified into eight classes, the treatment of which is set forth in Article III of the Plan;

•

each holder of an Allowed Other Secured Claim will receive, except to the extent such holder agrees to less favorable treatment, payment in full in Cash or such other treatment so as to render such holder’s Allowed Other Secured Claim Unimpaired;

•

each holder of an Allowed Other Priority Claim will receive, except to the extent such holder agrees to less favorable treatment, payment in Cash of the unpaid portion of its Allowed Other Priority Claim or other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code;

•

each holder of an Allowed RCF Claim will receive, except to the extent such holder agrees to less favorable treatment, either (a) if such holder elected to participate in the Exit Revolving Credit Facility, a combination of its pro rata share of the RCF Cash Paydown, its pro rata share of up to $100 million of funded loans under the Exit Revolving Credit Facility, and, to the extent its claims are not satisfied in full by such cash payment and funded loans under the Exit Revolving Credit Facility, a pro rata share of the funded loans under the Exit Term Loan Facility or (b) if such holder did not elect to participate in the Exit Revolving Credit Facility, a combination of its pro rata share of the funded loans under the Exit Term Loan Facility and/or cash to the extent the RCF Cash Paydown has not been fully allocated to holders of RCF Claims that elect to participate in the Exit Revolving Credit Facility;

•

each holder of an Allowed Senior Notes Claim will receive, except to the extent such holder agrees to less favorable treatment, its pro rata share of 70% of the reorganized Company’s newly issued equity, subject to dilution by the MIP Equity Shares and the New Warrants, and Subscription Rights to participate in the Rights Offerings;

•

each holder of an Allowed General Unsecured Claim will receive, except to the extent such holder agrees to less favorable treatment, payment in full in Cash, Reinstatement, or such other treatment sufficient to render such holder’s Allowed General Unsecured Claim Unimpaired; and

•	each holder of Allowed Existing Parent Equity Interests will receive its pro rata share of the New Warrants, subject to dilution by the MIP Equity Shares.

The Plan further provides for the issuance and distribution of the Exit Notes and New Diamond Common Shares, as set forth in the Plan and in accordance with the Rights Offerings and the Backstop Agreement, and the implementation of the other Restructuring Transactions set forth in the Plan.

The Plan also incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified in the Plan or the Confirmation Order, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted. The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.

The Company expects that the effective date of the Plan (as defined in the Plan, the “Effective Date”) will occur after all conditions precedent to the Plan have been satisfied. Although the Company is targeting occurrence of the Effective Date to occur on or around April 23, 2021, the Company can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that certain amendments could be made to the Plan prior to the Effective Date.

Pursuant to the Plan, the Company’s common stock outstanding immediately before the Effective Date will be canceled and of no further force or effect after the Effective Date. As of February 4, 2021, the Company had 138,054,311 shares of common stock issued and outstanding. The new organizational documents of the reorganized Company will become effective on the Effective Date and will authorize the reorganized Company to issue New Diamond Common Shares pursuant to the Plan, including the New Warrants to holders of existing shares of common stock, in the amounts, and on the terms, set forth in the Plan and the Plan Supplement.

Pursuant to the Plan, the reorganized Company is authorized to issue the New Diamond Common Shares, the New Warrants, and the Exit Notes (collectively, the “New Capital”). The New Capital issued pursuant to the Plan, including any New Capital issued upon the exercise of the Subscription Rights to participate in the Rights Offerings and all New Capital issued to the Commitment Parties in respect of their commitments under the Backstop Agreement, including the Commitment Premium Exit Notes, will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by section 1145 of the Bankruptcy Code and, to the extent such exemption is unavailable, will be issued in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption.

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2021.

Forward Looking Statements

Certain statements in this report and the exhibits attached hereto are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Exchange Act. In addition, Company representatives may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek” and similar expressions. Forward-looking statements reflect the Company’s current expectations and assumptions regarding its business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of the Company’s filings with the SEC. While management believes the Company’s assumptions are reasonable, the Company cautions against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for management to anticipate all factors that could affect the Company’s actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general, the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Debtors may employ to address their liquidity and capital resources, the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, restrictions on the Debtors due to the terms of any agreement that the Debtors may enter into in connection with the Chapter 11 Cases and restrictions imposed by the Bankruptcy Court, increased legal and other professional costs necessary to execute the Debtors’ restructuring, the trading price and volatility of the Company’s common stock, the effects and the length of the 2019 novel coronavirus (COVID-19) pandemic and the other factors listed in the Company’s SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company and Company representatives speak only as of the date on which they are made. Factors or events that could cause actual results to differ may emerge from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit number	Description

2.1*	Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates (incorporated by reference to Exhibit 1 of the Confirmation Order attached as Exhibit 99.1 hereto)

99.1*	Order of the Bankruptcy Court, dated April 8, 2021, confirming Second Amended Joint Chapter 11 Plan of Reorganization

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2021	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary